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EXHIBIT 23.1

As independent public accountants, we hereby consent to the incorporation of our report dated June 24, 2004 included in this Form 11-K into the Company's previously filed Registration Statement File No. 33-31805 on Form S-8.



/s/ Sobel & Co., LLC
Livingston, New Jersey
June 28, 2004


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